   As filed with the Securities and Exchange Commission on January 28, 1997.
                                               Registration No. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ___________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              ___________________



                       NATIONWIDE HEALTH PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)
                              ___________________

                 Maryland                                  95-3997619
      (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                   Identification No.)

       4675 MacArthur Court, Suite 1170, Newport Beach, California 92660
                    (Address of principal executive offices)

                       NATIONWIDE HEALTH PROPERTIES, INC.
                       1989 STOCK OPTION PLAN, AS AMENDED
                            (Full title of the plan)

                                R. Bruce Andrews
                     Chief Executive Officer and President
                       Nationwide Health Properties, Inc.
                        4675 MacArthur Court, Suite 1170
                        Newport Beach, California 92660
                    (Name and address of agent for service)
                              ___________________

  Telephone number, including area code, of agent for service:  (714) 251-1211
                              ___________________


                       CALCULATION  OF REGISTRATION  FEE

------------------------------------------------------------------------------------
                                       Proposed      Proposed
                                       maximum       maximum
Title of                  Amount       offering      aggregate      Amount of
securities                to be        price         offering       registration
to be registered          registered   per unit(2)   price(2)       fee(2)
------------------------------------------------------------------------------------
Common Stock,                800,000     $22.75      $18,200,000       $5,515
par value $0.10/(1)/         shares

------------------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, other rights to purchase the shares of Common Stock covered by the Prospectus.

(2) Calculated pursuant to Rule 457(c), based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on January 21, 1997.
================================================================================

                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Pursuant to General Instruction E of Form S-8, the Registration Statement No. 33-35276 on Form S-8 of the registrant filed with the Securities and Exchange Commission on June 7, 1990, relating to the registrant's 1989 Stock Option Plan, is hereby incorporated by this reference.

ITEM 8.  EXHIBITS

         See the attached Exhibit Index.

ITEM 9.  UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the registrant, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on January 28, 1997.


                             By:  /s/ R. Bruce Andrews
                                  ------------------------------
                                  R. Bruce Andrews,
                                  President and Chief Executive Officer


                               POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints R. Bruce Andrews and Mark L. Desmond, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         SIGNATURE                                  TITLE                                     DATE
         ---------                                  -----                                     ----
/s/ Milton J. Brock, Jr.                 Chairman of the Board and Director              January 28, 1997
---------------------------
Milton J. Brock, Jr.

/s/ R. Bruce Andrews                     President, Chief Executive Officer and          January 28, 1997
---------------------------              Director (Principal executive officer)
R. Bruce Andrews


/s/ Mark L. Desmond                      Senior Vice President and Chief                 January 28, 1997
---------------------------              Financial Officer (Principal financial
Mark L. Desmond                          and accounting officer)


/s/ David R. Banks                       Director                                        January 28, 1997
---------------------------
David R. Banks


/s/ Sam A. Brooks                        Director                                        January 28, 1997
---------------------------
Sam A. Brooks


/s/ Jack D. Samuelson                    Director                                        January 28, 1997
---------------------------
Jack D. Samuelson


/s/ Charles D. Miller                    Director                                        January 28, 1997
---------------------------
Charles D. Miller


                                 EXHIBIT INDEX

  Exhibit                                                                 Sequentially Numbered
  -------                                                                 ---------------------
  Number                Description                                               Page
  -------               -----------                                               ----
   5.1          Opinion of O'Melveny & Myers LLP                                    5
  23.1          Consent of Arthur Andersen LLP                                      6
  23.2          Consent of Counsel (included in Exhibit 5.1)                        5
  24.1          Power of Attorney (included at page 3)                              3